Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2016 RESULTS
Operating Income Up 25% to $733 Million
Diluted EPS Up 39% to $.93

NEW YORK, July 28, 2016 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter of 2016, including the highest second quarter diluted earnings per share (“EPS”) in the Company’s history.
“CBS turned in another terrific quarter, on the way to another outstanding year, as we continue to take advantage of all the growth catalysts before us,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “Our base business is very healthy, including our strongest upfront selling season in years, which will benefit us beginning in late September when the new higher pricing takes effect. At the same time, we continue to build our fast-growing, high-margin revenue streams at a rapid clip. During the quarter, retransmission consent and reverse compensation grew 44% and remain on track to surpass $1 billion in revenue this year. Our over-the-top streaming services, CBS All Access and Showtime OTT, continue to exceed expectations, and we anticipate a significant lift next year with the launch of our new Star Trek series on CBS and Twin Peaks on Showtime. Our content licensing business also had a great quarter and was up 16% thanks to lucrative international deals for our Star Trek library programming that will continue to benefit us as new episodes launch in January. All of these high-margin revenue streams will become an even bigger part of our revenue mix next year when we expect to complete the separation of our radio business and intensify our focus on our core content strategy. Looking ahead, we will continue to invest first and foremost in premium content while using excess cash to return capital to our investors. We will take advantage of every opportunity that is in the best interest of our shareholders, and we are more confident than ever in our long-term growth prospects.”

Second Quarter 2016 Results
Revenues for the second quarter of 2016 increased 2% to $3.29 billion from $3.22 billion for the same prior-year period, even though the prior year included two significant events which did not recur in 2016: Showtime’s distribution of the Floyd Mayweather/Manny Pacquiao boxing event, the highest-grossing pay-per-view event of all time, and the broadcast of the NCAA Division I Men’s Basketball Championship (“NCAA Tournament”) finals on the CBS Television Network. Revenue growth for this year’s second quarter reflects a 16% increase from content licensing and distribution revenues, driven mainly by the licensing of five Star Trek series in the international marketplace. Revenues for the second quarter of 2016 also benefited from 44% growth in retransmission revenues and fees from CBS Television Network affiliated stations, as well as revenues from new digital distribution platforms.
Operating income for the second quarter of 2016 increased 25% to $733 million from $586 million for the same prior-year period, driven by growth in higher-margin revenues, and rose 14% from adjusted operating income of $641 million for the second quarter of 2015.
Net earnings of $423 million for the second quarter of 2016 rose 27% from $332 million for the same quarter in 2015, driven by the higher operating income, and increased 16% from adjusted net earnings of $365 million for the second quarter of 2015.
EPS for the second quarter of 2016 grew 39% to $.93 from $.67 for the same quarter in 2015 and increased 26% from adjusted EPS of $.74. Weighted average shares outstanding were 455 million in the second quarter of 2016, down from 495 million in the prior-year period, mainly as a result of the Company’s ongoing share repurchase program.
Adjusted results for the second quarter of 2015 excluded restructuring charges of $55 million ($33 million, net of tax). No adjustments were made to reported results for the second quarter of 2016.
Free Cash Flow, Balance Sheet and Liquidity
For the second quarter of 2016, operating cash flow from continuing operations was $225 million compared with $464 million in the same prior-year period, while free cash flow was $184 million compared with $435 million for the second quarter of 2015. These decreases partly reflected the timing of receipts and payments relating to the previously mentioned 2015 pay-per-view boxing event. For the first six months of 2016, operating cash flow from continuing operations was $1.25 billion compared with $881 million in the same prior-year period, and free cash flow of $1.17 billion increased from $835 million in 2015. The increases for the six-month period were driven by growth in affiliate and subscription fees and higher advertising revenues, including the broadcast of Super Bowl 50 on CBS, partially offset by increased investment in content.
In July 2016, the Company issued $700 million of 2.90% senior notes due 2027. The Company is using the net proceeds from this issuance for general corporate purposes, including the repurchase of CBS Corp. Class B Common Stock and the repayment of short-term borrowings, including commercial paper.

Repurchase of Company Stock
During the second quarter of 2016, the Company repurchased 9.2 million shares of its Class B Common Stock for $500 million. For the first six months of 2016, the Company repurchased 19.5 million shares of its Class B Common Stock for $1.00 billion. The average cost for the first half of 2016 was $51.27 per share.
Radio IPO
In connection with the Company’s previously announced plans to separate its radio business, a preliminary registration statement was filed with the Securities and Exchange Commission in July 2016 for the proposed initial public offering (‘‘IPO’’) of the common stock of CBS Radio Inc.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, operating income (loss) excluding restructuring charges, impairment charges, and other operating items, net by segment (“Segment Operating Income”), and depreciation and amortization by segment for the three and six months ended June 30, 2016, and 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Segment	2016	2015	2016	2015
Entertainment	$1,947	$1,785	$4,534	$4,046
Cable Networks	536	615	1,061	1,154
Publishing	187	199	332	344
Local Broadcasting	647	654	1,296	1,250
Corporate/Eliminations	(30)	(34)	(87)	(75)
Total Revenues	$3,287	$3,219	$7,136	$6,719

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Type	2016	2015	2016	2015
Advertising	$1,552	$1,594	$3,894	$3,378
Content licensing and distribution	943	815	1,672	1,843
Affiliate and subscription fees	733	752	1,455	1,380
Other	59	58	115	118
Total Revenues	$3,287	$3,219	$7,136	$6,719

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Operating Income (Loss)	2016	2015	2016	2015
Entertainment	$351	$262	$800	$608
Cable Networks	227	220	455	471
Publishing	26	25	39	37
Local Broadcasting	212	198	418	359
Corporate	(83)	(64)	(167)	(132)
Adjusted Operating Income	733	641	1,545	1,343
Restructuring charges	—	(55)	—	(55)
Other operating items, net	—	—	9	19
Total Operating Income	$733	$586	$1,554	$1,307

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Depreciation and Amortization	2016	2015	2016	2015
Entertainment	$30	$32	$60	$64
Cable Networks	5	6	11	12
Publishing	2	2	3	3
Local Broadcasting	18	19	37	40
Corporate	8	7	16	15
Total Depreciation and Amortization	$63	$66	$127	$134

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues rose 9% to $1.95 billion for the second quarter of 2016 compared with $1.79 billion for the same prior-year period. Content licensing and distributions revenues grew 19%, driven by higher international television licensing revenues, mainly from sales of Star Trek library programming. Affiliate and subscription fees increased 59%, reflecting higher station affiliation fees, retransmission revenues, and subscription growth for CBS All Access. Advertising revenues declined 3%, reflecting the absence of the broadcast of the NCAA Tournament finals on CBS and the impact from the sales of internet businesses in China during 2015, which were partially offset by 2% underlying network advertising growth.
Entertainment operating income for the second quarter of 2016 was $351 million, up 34% from $262 million for the same prior-year period, reflecting revenue growth.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues for the second quarter of 2016 were $536 million, down 13% from the same prior-year period which included revenues from the Floyd Mayweather/Manny Pacquiao boxing event, the highest-grossing pay-per-view event of all time. This boxing event affected the revenue comparison by 24 percentage points. Underlying results reflect higher revenues from domestic and international licensing of Showtime original series and 5% growth in affiliate and subscription fees, driven by Showtime Networks’ over-the-top streaming service.
Cable Networks operating income for the second quarter of 2016 increased 3% to $227 million compared with $220 million for the same prior-year period, primarily as a result of increases in higher-margin revenues, which were partially offset by increased investment in original series.
Publishing (Simon & Schuster)
Publishing revenues for the second quarter of 2016 were $187 million compared with $199 million for the same prior-year period. Digital revenues represented 23% of Publishing’s total revenues for the second quarter of 2016. Best-selling titles included End of Watch by Stephen King and Foreign Agent by Brad Thor.
Publishing operating income of $26 million for the second quarter of 2016 was up 4% from $25 million for the same prior-year period, as the revenue decline was more than offset by lower production, selling, and inventory costs.

Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues were $647 million for the second quarter, down 1% compared with $654 million in the same prior-year period, reflecting the absence of CBS’s broadcast of the NCAA Tournament finals and lower local radio advertising sales. Growth in retransmission revenues partially offset the declines. Revenues for CBS Television Stations and CBS Radio each decreased 1%.
Local Broadcasting operating income for the second quarter of 2016 grew 7% to $212 million from $198 million for the same prior-year period. The increase was the result of restructuring activities put in place during 2015.
Corporate
Corporate expenses for the second quarter of 2016 increased $19 million to $83 million from $64 million for the same prior-year period, mainly due to higher pension and other employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the ability to achieve the separation of the Company’s radio business on terms that the Company finds acceptable; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$3,287	$3,219	$7,136	$6,719
Operating income	733	586	1,554	1,307
Interest expense	(100)	(94)	(200)	(187)
Interest income	8	7	15	12
Other items, net	(4)	4	(7)	(19)
Earnings before income taxes	637	503	1,362	1,113
Provision for income taxes	(205)	(165)	(436)	(368)
Equity in loss of investee companies, net of tax	(9)	(6)	(30)	(19)
Net earnings	$423	$332	$896	$726

Basic net earnings per common share	$.94	$.68	$1.97	$1.47

Diluted net earnings per common share	$.93	$.67	$1.95	$1.45

Weighted average number of common shares outstanding:
Basic	451	490	455	494
Diluted	455	495	459	500

Dividends per common share	$.15	$.15	$.30	$.30

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$176	$323
Receivables, net	3,243	3,628
Programming and other inventory	1,224	1,271
Prepaid expenses and other current assets	453	525
Total current assets	5,096	5,747
Property and equipment	3,242	3,243
Less accumulated depreciation and amortization	1,886	1,838
Net property and equipment	1,356	1,405
Programming and other inventory	2,069	1,957
Goodwill	6,531	6,481
Intangible assets	5,504	5,514
Other assets	2,582	2,661
Total Assets	$23,138	$23,765

Liabilities and Stockholders’ Equity
Accounts payable	$121	$192
Participants’ share and royalties payable	1,007	1,013
Program rights	322	374
Commercial paper	163	—
Current portion of long-term debt	23	222
Accrued expenses and other current liabilities	1,451	1,759
Total current liabilities	3,087	3,560
Long-term debt	8,223	8,226
Other liabilities	6,372	6,344
Liabilities of discontinued operations	68	72
Total Stockholders’ Equity	5,388	5,563
Total Liabilities and Stockholders’ Equity	$23,138	$23,765

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended
	June 30,
	2016	2015
Operating Activities:
Net earnings	$896	$726
Adjustments to reconcile net earnings to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	127	134
Stock-based compensation	88	89
Equity in loss of investee companies, net of tax and distributions	34	22
Change in assets and liabilities, net of investing and financing activities	108	(90)
Net cash flow provided by operating activities from continuing operations	1,253	881
Net cash flow used for operating activities from discontinued operations	(2)	(18)
Net cash flow provided by operating activities	1,251	863
Investing Activities:
Acquisitions	(51)	(1)
Capital expenditures	(79)	(46)
Investments in and advances to investee companies	(43)	(55)
Proceeds from dispositions	27	59
Other investing activities	4	4
Net cash flow used for investing activities from continuing operations	(142)	(39)
Net cash flow used for investing activities from discontinued operations	—	(3)
Net cash flow used for investing activities	(142)	(42)
Financing Activities:
Proceeds from (repayments of) short-term debt borrowings, net	163	(222)
Proceeds from issuance of senior notes	—	1,178
Repayment of senior debentures	(199)	—
Payment of capital lease obligations	(8)	(8)
Dividends	(142)	(155)
Purchase of Company common stock	(1,033)	(1,832)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(57)	(95)
Proceeds from exercise of stock options	10	123
Excess tax benefit from stock-based compensation	11	82
Other financing activities	(1)	—
Net cash flow used for financing activities	(1,256)	(929)
Net decrease in cash and cash equivalents	(147)	(108)
Cash and cash equivalents at beginning of period	323	428
Cash and cash equivalents at end of period	$176	$320

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and six months ended June 30, 2016 and 2015. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges, impairment charges, and other operating items, net, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income”. The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (Continued)
(Unaudited; in millions)

	Three Months Ended June 30,
	2016	2015
Adjusted Operating Income	$733	$641
Restructuring charges	—	(55)
Operating income	733	586
Interest expense	(100)	(94)
Interest income	8	7
Other items, net	(4)	4
Earnings before income taxes	637	503
Provision for income taxes	(205)	(165)
Equity in loss of investee companies, net of tax	(9)	(6)
Net earnings	$423	$332

	Six Months Ended June 30,
	2016	2015
Adjusted Operating Income	$1,545	$1,343
Restructuring charges	—	(55)
Other operating items, net	9	19
Operating income	1,554	1,307
Interest expense	(200)	(187)
Interest income	15	12
Other items, net	(7)	(19)
Earnings before income taxes	1,362	1,113
Provision for income taxes	(436)	(368)
Equity in loss of investee companies, net of tax	(30)	(19)
Net earnings	$896	$726

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash flow provided by operating activities	$223	$446	$1,251	$863
Capital expenditures	(41)	(29)	(79)	(46)
Exclude operating cash flow from discontinued operations	(2)	(18)	(2)	(18)
Free cash flow	$184	$435	$1,174	$835
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash flow provided by operating activities	$223	$446	$1,251	$863
Net cash flow used for investing activities	$(44)	$(44)	$(142)	$(42)
Net cash flow used for financing activities	$(414)	$(413)	$(1,256)	$(929)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2016 and 2015 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry; and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended June 30, 2015
	2015 Reported	Restructuring Charges (a)	2015 Adjusted
Revenues	$3,219	$—	$3,219

Operating income	$586	$55	$641
Operating income margin (b)	18%		20%
Interest expense	(94)	—	(94)
Interest income	7	—	7
Other items, net	4	—	4
Earnings before income taxes	503	55	558
Provision for income taxes	(165)	(22)	(187)
Effective income tax rate	32.8%		33.5%

Equity in loss of investee companies, net of tax	(6)	—	(6)
Net earnings	$332	$33	$365
Diluted EPS	$.67	$.07	$.74
Diluted weighted average number of common shares outstanding	495		495
(a) Restructuring charges at Entertainment and Local Broadcasting primarily for the reorganization of certain business operations and other exit costs.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (Continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2016
	2016 Reported	Other Operating Items (a)	Write-down of Investment (b)	2016 Adjusted
Revenues	$7,136	$—	$—	$7,136

Operating income	$1,554	$(9)	$—	$1,545
Operating income margin (c)	22%			22%
Interest expense	(200)	—	—	(200)
Interest income	15	—	—	15
Other items, net	(7)	—	—	(7)
Earnings before income taxes	1,362	(9)	—	1,353
Provision for income taxes	(436)	4	—	(432)
Effective income tax rate	32.0%			31.9%

Equity in loss of investee companies, net of tax	(30)	—	6	(24)
Net earnings	$896	$(5)	$6	$897
Diluted EPS	$1.95	$(.01)	$.01	$1.95
Diluted weighted average number of common shares outstanding	459			459
.

	Six Months Ended June 30, 2015
	2015 Reported	Restructuring Charges (d)	Other Operating Items (a)	2015 Adjusted
Revenues	$6,719	$—	$—	$6,719

Operating income	$1,307	$55	$(19)	$1,343
Operating income margin (c)	19%			20%
Interest expense	(187)	—	—	(187)
Interest income	12	—	—	12
Other items, net	(19)	—	—	(19)
Earnings before income taxes	1,113	55	(19)	1,149
Provision for income taxes	(368)	(22)	16	(374)
Effective income tax rate	33.1%			32.6%

Equity in loss of investee companies, net of tax	(19)	—	—	(19)
Net earnings	$726	$33	$(3)	$756
Diluted EPS	$1.45	$.07	$(.01)	$1.51
Diluted weighted average number of common shares outstanding	500			500
(a) Reflects gains on the sales of internet businesses in China. 2016 also includes a multiyear, retroactive impact of a new operating tax.
(b) Reflects the write-down of an international television joint venture to its fair value.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.
(d) Restructuring charges at Entertainment and Local Broadcasting primarily for the reorganization of certain business operations and other exit costs.